As filed with the Securities and Exchange Commission on March 27, 2023

Registration No. 333-205058

Registration No. 333-239268

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT No. 333-205058

FORM S-8 REGISTRATION STATEMENT No. 333-239268

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DAVIDsTEA INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	98-1048842
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5430 Ferrier

Mount-Royal, Québec, Canada, H4P 1M2

(Address of principal executive offices, including zip code)

Amended and Restated Equity Incentive Plan

2015 Omnibus Equity Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments are being filed to deregister all securities of DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Registrant”), that were previously registered and remain unsold on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-205058), filed with the SEC on June 18, 2015, which registered the offering of an aggregate of 4,480,000 common shares, no par value, of the Registrant (“Common Shares”), consisting of (i) 3,040,000 Common Shares issuable under the Amended and Restated Equity Plan; and (ii) 1,440,000 Common Shares issuable under the 2015 Omnibus Equity Incentive Plan; and

•	Registration Statement on Form S-8 (No. 333-239268), filed with the SEC on June 18, 2020, which registered the offering of an aggregate of 1,500,000 Common Shares issuable under the 2015 Omnibus Equity Incentive Plan.

The Registrant intends to file a Form 15 serving as a certification of termination of registration of the Common Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to Rule 12g-4(a)(1) under the Exchange Act. The Form 15 will also serve as notice of the suspension of the Registrant’s duty to file reports pursuant to Section 15(d) of the Exchange Act and Rule 15d-6 under the Exchange Act.

As a result of the termination of Exchange Act registration and the suspension of the Registrant’s reporting obligation, the Registrant will no longer be updating the information in the Registration Statements on an ongoing basis and therefore desires to terminate the offerings of the Common Shares pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the Common Shares that had been registered but remained unsold at the termination of the offering, removes from registration any and all Common Shares of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montreal, Canada on March 27, 2023.

DAVIDsTEA INC.

By:	/s/ Frank Zitella
Name:	Frank Zitella
Title:	President, Chief Financial and Operating Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-8 in New York, on March 27, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.

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